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TABLE OF CONTENTS

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 16, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CIBER, INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE (State or Other Jurisdiction Of Incorporation or Organization)	38-2046833 (I.R.S. Employer Identification Number)

5251 DTC PARKWAY, SUITE 1400
GREENWOOD VILLAGE, COLORADO 80111
(303) 220-0100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

MAC J. SLINGERLEND
PRESIDENT AND CHIEF EXECUTIVE OFFICER
5251 DTC Parkway, Suite 1400
Greenwood Village, Colorado 80111
(303) 220-0100
(Name, Address, Including Zip Code, And
Telephone Number, Including Area Code, of Agent For Service)

COPY TO:
PAUL HILTON, ESQ.
BROBECK, PHLEGER & HARRISON LLP
370 Interlocken Blvd, Suite 500
Broomfield, CO 80021
(303) 410-2000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Shares To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, $.01 par value	2,459,016	$6.80	$16,721,309	$1,539

(1)
The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, and represents the average high and low trading prices of the common stock, as reported on the New York Stock Exchange, on May 10, 2002.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY    , 2002

PROSPECTUS

2,459,016 Shares

CIBER, INC.

Common Stock

        This prospectus relates to the resale of up to 2,459,016 shares of our common stock by certain of our current stockholders. We are registering our common stock for resale by the selling stockholders identified in this prospectus. The prices at which such stockholders may sell their shares will be determined by the prevailing market for the shares or in negotiated transactions. We will not receive any proceeds from the sale of shares offered under this prospectus.

        Our common stock is traded on the New York Stock Exchange (NYSE) under the symbol "CBR." The closing price per share of our common stock on May 15, 2002 was $7.70.

        Investing in the shares of common stock of CIBER, Inc. offered or sold under this prospectus involves a high degree of risk. See "Risk Factors" beginning on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May    , 2002

TABLE OF CONTENTS

The Company
Risk Factors
Forward Looking Information
Use of Proceeds
Plan of Distribution
Selling Stockholders
Where to Find More Information
Incorporation of Certain Documents by Reference
Legal Matters
Experts

        We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

THE COMPANY

        CIBER, Inc. was originally incorporated in Michigan in 1974 and later reincorporated in Delaware in 1993. CIBER, Inc. and its subsidiaries (generally referred to herein as "we") provide information technology (IT) system integration consulting and other services and to a lesser extent, resell certain hardware and software products. Our clients consist primarily of Fortune 500 and middle market companies across most major industries and governmental agencies. We operate from branch offices across the United States, plus offices in Canada and Europe. At December 31, 2001, we had approximately 5,000 employees. Our principal executive offices are located at 5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111. Our telephone number is (303) 220-0100.

RISK FACTORS

        An investment in our shares being offered in this prospectus involves a high degree of risk and if any of the risks discussed below come to fruition you may lose all or part of your investment. The U.S. Securities and Exchange Commission, or SEC, allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will periodically update and supersede this information. In deciding whether to purchase shares of our common stock, you should carefully consider the following risk factors, in addition to other information contained in this prospectus, in our most recent annual report on Form 10-K and in any other documents incorporated by reference into this prospectus from other SEC filings. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to differences in our actual results include those discussed in this section, as well as those discussed elsewhere in this prospectus and in other documents incorporated by reference into this prospectus.

        We operate in a dynamic and rapidly changing environment that involves numerous risks and uncertainties. The following section lists some, but not all, of the risks and uncertainties that may have a material adverse effect on our business, financial condition, results of operations and the market price of our common stock.

Growth Through Business Combinations and Internal Expansion

        As an integral part of our business strategy, we intend to continue to expand by acquiring information technology businesses. We regularly evaluate potential business combinations and aggressively pursue attractive transactions. Since July 1998, we have completed 23 business combinations. The success of this strategy depends not only upon our ability to identify and acquire businesses on a cost-effective basis, but also upon our ability to successfully integrate the acquired business with our organization and culture. Business combinations involve numerous risks, including: the ability to manage geographically remote operations; the diversion of management's attention from other business concerns; risks of losing clients and employees of the acquired business; and the risks of entering markets in which we have limited or no direct experience. There can be no assurance we will be able to acquire additional business, or that any business combination will result in benefits to us. In addition, we may open new offices in attractive markets with our own personnel. Many of our branch offices were originally start-up operations. Not all branch offices, whether start-up or acquired, have been successful. There can be no assurances that we will be able to successfully start up, identify, acquire, or integrate future successful branch office operations.

Ability to Attract and Retain Qualified Consultants

        Our future success depends in part on our ability to attract and retain adequately trained personnel who can address the changing and increasingly sophisticated technology needs of our clients. Our ongoing personnel needs arise from turnover, which is generally high in the industry, and client needs for consultants trained in the newest software and hardware technologies. Few of our employees are bound by non-compete agreements. Competition for personnel in the information technology services industry is significant. We have had, and expect to continue to have, difficulty in attracting and retaining an optimal level of qualified consultants. There can be no assurance that we will be successful in attracting and retaining the personnel we require to conduct and expand our operations successfully.

Dependence on Significant Relationships and the Absence of Long-Term Contracts

        Our five largest clients accounted for 16% of our revenues in 2001 with our largest client accounting for 6% of revenues. We strive to develop long-term relationships with our clients. Most individual client assignments are from three to twelve months, however, many of our client relationships have continued for many years. Although they may be subject to penalty provisions, clients may generally cancel a contract at any time. In addition, under many contracts, clients may reduce their use of our services under such contract without penalty. If any significant client terminates its relationship with us or substantially decreases its use of our services, it could have a material adverse effect on our business, financial condition and results of operations. Additionally, we have a significant relationship with PeopleSoft as an implementation partner. Approximately 8% of our revenues are from services related to PeopleSoft software. In the event PeopleSoft products become obsolete or non-competitive, or if we should lose our "implementation partner" status with PeopleSoft, we could suffer a material adverse effect. We have other similar relationships and strategic alliances with other technology vendors. The sudden loss of any significant relationship or substantial decline in demand for their products could also adversely affect us.

Management of a Rapidly Changing Business

        Our market is characterized by rapidly changing technologies, such as the evolution of the Internet, frequent new product and service introductions and evolving industry standards. If we cannot keep pace with these changes, our business could suffer. Our success depends, in part, on our ability to develop service offerings that keep pace with continuing changes in technology, evolving industry standards and changing client preferences. Our success will also depend on our ability to develop and implement ideas for the successful application of existing and new technologies. We may not be successful in addressing these developments on a timely basis or our ideas may not be successful in the marketplace. Products and technologies developed by our competitors may also make our services or product offerings less competitive or obsolete.

Project Risks

        We provide and intend to continue to provide project services to our clients. Projects are distinguishable from CIBER's professional services staff supplementation contracts by the level of responsibility we assume. With professional services staff supplementation contracts, our clients generally maintain responsibility for the overall tasks. In a typical project, we assume major responsibilities for the management of the project and/or the design and implementation of specific deliverables based upon client-defined requirements. As our project engagements become larger and more complex and often must be completed in shorter time frames, it becomes more difficult to manage the project and the likelihood of any mistake increases. In addition, our projects often involve applications that are critical to our client's business. Our failure to timely and successfully complete a project and meet our client's expectations could have a material adverse effect on our business, results of operations or financial condition. Such adverse effects may include delayed or lost revenues, additional services being provided at no charge and a negative impact to our reputation. In addition, claims for damages may be brought against us, regardless of our responsibility, and our insurance may not be adequate to cover such claims. Our contracts generally limit our liability for damages that may arise in rendering our services. However, we cannot be sure these contractual provisions will successfully protect us from liability if we are sued. We sometimes undertake projects on a fixed-fee basis or cap the amount of fees we may bill on a time and materials basis. Any increased or unexpected costs or unanticipated delays could make such projects less profitable or unprofitable and could have a material adverse effect on our business, results of operations and financial condition.

Competition

        We operate in a highly competitive industry. We believe that we currently compete principally with IT and Internet professional services firms, technology vendors and internal information systems groups. Many of the companies that provide services in our markets have significantly greater financial, technical and marketing resources than we do. In addition, there are relatively few barriers to entry into our markets and we have faced, and expect to continue to face, competition from new entrants into our markets. There can be no assurance that we will be able to continue to compete successfully with existing or future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition.

Internet Growth and Usage

        Our business is dependent in part upon continued growth of the use of the Internet by our clients and prospective clients as well as their customers and suppliers. If Internet usage and commerce conducted over the Internet does not continue to grow, the demand for our services may decrease and, as a result, our revenues would decline. Capacity constraints of the Internet, unless resolved, could impede further growth of Internet usage. In addition, any laws and regulations relating to the Internet that are adopted by governments in the United States or abroad that could reduce growth or usage of the Internet as a commercial medium may impact our business. We cannot predict how any such government regulations may affect our business. However, if such regulations were to result in a decrease in the demand for our services, they could have a material adverse effect on our business, results of operations and financial condition.

International Expansion

        We expect to expand our international operations. We currently have offices in five foreign countries: Canada, Germany, Hungary, the Netherlands and the United Kingdom. Our foreign operations accounted for 3% of our 2001 revenues. We have limited experience in marketing, selling and providing our services internationally. International operations are subject to political and economic uncertainties, fluctuations in foreign currency exchange rates and new tax and legal requirements. Other risks inherent in international operations include managing geographically distant locations and customers, employees speaking different languages and different cultural approaches to the conduct of business. If any of these risks materialize, they could have a material adverse effect on our business, results of operations and financial condition.

Potential Fluctuations in Quarterly Operating Results

        Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may affect our quarterly revenues or operating results generally include: costs relating to the expansion of our business; the extent and timing of business acquisitions; our ability to obtain new and follow-up on client engagements; the timing of assignments from customers; our consultant utilization rate (including our ability to transition employees quickly from completed assignments to new engagements); the seasonal nature of our business due to variations in holidays and vacation schedules; the introduction of new services by us or our competitors; price competition or price changes; and our ability to manage costs and economic and financial conditions specific to our clients. Quarterly sales and operating results can be difficult to forecast, even in the short term. Due to all of the foregoing factors, it is possible that our revenues or operating results in one or more future quarters will fail to meet or exceed the expectations of security analysts or investors. In such event, the price of our common stock would likely be materially adversely affected.

Price Volatility

        The market price of our common stock could be subject to significant fluctuations in response to: variations in quarterly operating results; changes in earnings estimates by securities analysts; any differences between our reported results and securities analysts' expectations; general economic, financial and other factors; and market conditions that can affect the capital markets. In addition, reaction to announcements made by us or by our competitors, such as new contracts or service offerings, acquisitions or strategic investments may impact our stock price.

FORWARD-LOOKING INFORMATION

        This prospectus includes "forward-looking statements" regarding future events or our future performance within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this prospectus or incorporated by reference regarding our financial position and business strategy may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can not guarantee that these expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations are listed in this prospectus, and they include the forward-looking statements under "risk factors." All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these statements.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares. All proceeds will be received by the selling stockholders. See "Selling Stockholders".

PLAN OF DISTRIBUTION

        We are registering all 2,459,016 shares of common stock on behalf of the selling stockholders. We will receive no proceeds from this offering. The selling stockholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus may sell the shares from time to time. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers.

        The shares may be sold by one or more of, or a combination of, the following:

  •
  a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by this broker-dealer for its account through this prospectus;

  •
  an exchange distribution that complies with the rules of the exchange;

  •
  put or call option transactions relating to the shares or through short sales of shares;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  •
  in privately negotiated transactions.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

        The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions in connection with distributions of the shares or otherwise. In these transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholders also may sell shares short and redeliver the shares to close out these short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer these shares through this prospectus. The selling stockholders each may also loan or pledge the shares to a broker-dealer or other financial institution. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares through this prospectus.

        Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale through Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than through this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

        The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the shares may not engage in market making activities with respect to our common stock for a period of one business day before the commencement of this distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholder. We will make copies of this prospectus available to the selling stockholders and have informed each of them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

        We will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act upon being notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. This supplement will disclose:

  •
  the name of the selling stockholders and of the participating broker-dealer(s);

  •
  the number of shares involved;

  •
  the price at which these shares were sold;

  •
  the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

  •
  that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

  •
  other facts material to the transaction.

        From time to time, a selling stockholder may transfer, pledge, donate or assign its shares of common stock to lenders or others and each of such persons will be deemed to be a "selling stockholder" for purposes of this prospectus. The number of shares of common stock beneficially owned by the selling stockholder will decrease as and when it takes such actions. The plan of distribution for the selling stockholders' shares of common stock sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder. Upon being notified by any selling stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

        We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act. We and the selling stockholders have agreed to indemnify each other against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

SELLING STOCKHOLDERS

        The following table sets forth the number of shares beneficially owned by each of the selling shareholders. None of the selling shareholders has had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities of ours. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below. The Selling Stockholders named below provided us the information contained on the following table with respect to themselves and the respective amount of common stock beneficially owned by them and which may be sold by each of them under this prospectus. We have not independently verified this information.

			Beneficial Ownership(1) After Offering
Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Registered for Sale Hereby	Number of Shares	Percent
Dreyfus Premier Opportunity Funds — Dreyfus Premier Micro-Cap Growth Fund(2)	93,368	81,967	11,401	*
Putnam Variable Trust — Putnam VT Small Cap Value Fund	320,800	180,800	140,000	*
Putnam Investment Funds — Putnam Small Cap Value Fund	817,638	467,438	350,200	*
Putnam Word Trust II — Putnam U.S. Small Cap Value Equity Fund (Dublin)	14,200	7,500	6,700	*
RH Capital Assoc. #1, L.P.	533,603	491,803	41,800	*
Safeco Diversified Common Stock Portfolio(3)	284,000	160,000	124,000	*
Safeco Growth Opportunities Fund(3)	1,069,508	1,069,508	0	*

Totals	3,133,117	2,459,016	674,101

*
Less than 1%.

(1)
The figures for the number of shares and the percentage of shares beneficially owned by the selling stockholders after the offering are based on the assumption that all of the selling stockholders will sell all of the shares registered for sale hereby and make no other purchases of the Company's common stock. The selling stockholders may offer all, some or none of the shares pursuant to this prospectus and, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. See "Plan of Distribution."

(2)
Shares of Company common stock owned by Dreyfus Premier Opportunity Funds — Dreyfus Premier Micro-Cap Growth Fund are under the control of The Dreyfus Corporation. In addition to these shares of Company common stock, The Dreyfus Corporation controls an additional 139,600 shares of Company common stock, for an aggregate total of 232,968 shares. Assuming the sale of all shares held by Dreyfus Premier Opportunity Funds — Dreyfus Premier Micro-Cap Growth Fund registered for sale hereby, after the offering The Dreyfus Corporation will control 151,000 shares of Company common stock, less than 1% of the Company's outstanding common stock.

(3)
Shares of Company common stock owned by Safeco Diversified Common Stock Portfolio and Safeco Growth Opportunities Fund are under the common control of Safeco Asset Management. In addition to these shares of Company common stock, Safeco Asset Management controls an additional 483,900 shares of Company common stock, for an aggregate total of 1,837,408 shares. Assuming the sale of all shares held by Safeco Diversified Common Stock Portfolio and Safeco Growth Opportunities Fund registered for sale hereby, after the offering Safeco Asset

  Management will control 607,900 shares of Company common stock, less than 1% of the Company's outstanding common stock.

WHERE TO FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

INCORPORATION BY REFERENCE

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and the schedules thereto. For further information with respect to the Company and such common stock, reference is made to the registration statement and exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or documents incorporated herein by reference, each such statement is qualified in all respects by reference to the applicable exhibit, or documents incorporated by reference therein. Copies of the registration statement and the exhibits are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described above.

        The SEC allows us to "incorporate by reference" into this prospectus the documents we file with it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below:

  •
  Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC on March 15, 2002;

  •
  Quarterly Report on Form 10-Q, as filed with the SEC on May 9, 2002;

  •
  Definitive Proxy Statement with respect to the Annual Meeting of Stockholders as filed with the SEC on March 25, 2002;

  •
  All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 2001;

  •
  The description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on September 14, 1998, and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on February 25, 1994.

        We will also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement before the effectiveness of the registration statement:

  •
  Reports filed under Sections 13 (a) and (c) of the Exchange Act;

  •
  Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

  •
  Any reports filed under Section 15 (d) of the Exchange Act.

        We will provide, without charge, upon written or oral request of any person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated by reference herein (other than exhibits to such documents). Requests for such documents and information should be directed to the following address:

CIBER, Inc.
Investor Relations
5251 DTC Parkway, Suite 1400
Greenwood Village, Colorado 80111
Telephone number (303) 220-0100

        You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than on the front of this document.

LEGAL MATTERS

        The validity of the shares offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Broomfield, Colorado.

EXPERTS

        The consolidated financial statements of CIBER, Inc. and subsidiaries as of December 31, 2000 and 2001, and for the year ended June 30, 1999, the six-month period ended December 31, 1999 and each of the years in the two-year period ended December 31, 2001, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. Our report covering the December 31, 2001 consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

2,459,016 Shares

CIBER, Inc.

Common Stock

PROSPECTUS

MAY    , 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The selling stockholders will not pay any of the expenses of this offering. The following table sets forth an estimate of the expenses to be incurred by CIBER, Inc. (the "Company" or "CIBER") in connection with the issuance and distribution of the securities being registered:

Amount to Be Paid
Registration Fee — SEC	$1,539
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	5,000
Printing Fees and Expenses	5,000
Miscellaneous	10,000

Total	$31,539

Item 15. Indemnification of Directors and Officers

        CIBER's Amended and Restated Bylaws (the "Bylaws") and Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provide that CIBER shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company. Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under the Certificate of Incorporation, the indemnitee is presumed to be entitled to indemnification and CIBER has the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, CIBER must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        Reference is made to Section 145 of the Delaware General Corporation Law as such Section pertains to indemnification matters.

Item 16. Exhibits

EXHIBIT NO.	DESCRIPTION
4.1	Form of Common Stock Certificate. (1)
4.2	Rights Agreement, dated as of August 31, 1998, between the Registrant and UMB Bank, N.A., and the exhibits thereto. (2)
4.3	Description of Registrant's Common Stock. (3)
5.1	Opinion of Brobeck, Phleger & Harrison, LLP.
10.1	Form of Stock Purchase Agreement by and between the Registrant and each investor. (4)
10.2	Engagement Letter between the Registrant and Stifel, Nicolaus & Company, Inc. dated as of April 2, 2002.
23.1	Consent of KPMG, LLP, Independent Auditors.
23.2	Consent of Brobeck, Phleger & Harrison, LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney (included on signature pages of this registration statement).

(1)
Incorporated by reference to Registrant's registration statement on Form S-1, as amended (File No. 33-74774), filed with the Commission on February 2, 1994.

(2)
Incorporated by reference to Registrant's periodic report on Form 8-K filed on September 16, 1998.

(3)
Incorporated by reference to Registrant's registration statement on Form 8-A filed on September 14, 1998 and on February 25, 1994.

(4)
Incorporated by reference to the Registrant's quarterly report on Form 10-Q filed on May 9, 2002.

Item 17. Undertakings

        The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

        (2)  That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on May 16, 2002.

CIBER, INC.
By:	/s/ MAC J. SLINGERLEND Mac J. Slingerlend Chief Executive Officer, President, Secretary, and Director

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mac J. Slingerlend, David G. Durham and Christopher L. Loffredo with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2002.

By:	/s/ BOBBY G. STEVENSON Bobby G. Stevenson	Director, Chairman of the Board of Directors
By:	/s/ MAC J. SLINGERLEND Mac J. Slingerlend	Chief Executive Officer, President, Secretary, and Director (Principal Executive Officer)
By:	/s/ DAVID G. DURHAM David G. Durham	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer)
By:	/s/ CHRISTOPHER L. LOFFREDO Christopher L. Loffredo	Vice President and Chief Accounting Officer (Principal Accounting Officer)
By:	/s/ ARCHIBALD J. MCGILL Archibald J. McGill	Director
By:	/s/ JAMES A. RUTHERFORD James A. Rutherford	Director

By:	/s/ GEORGE A. SISSEL George A. Sissel	Director
By:	/s/ JAMES C. SPIRA James C. Spira	Director

EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Form of Common Stock Certificate. (1)
4.2	Rights Agreement, dated as of August 31, 1998, between the Registrant and UMB Bank, N.A., and the exhibits thereto. (2)
4.3	Description of Registrant's Common Stock. (3)
5.1	Opinion of Brobeck, Phleger & Harrison, LLP.
10.1	Form of Stock Purchase Agreement by and between the Registrant and each investor. (4)
10.2	Engagement Letter between the Registrant and Stifel, Nicolaus & Company, Inc. dated as of April 2, 2002.
23.1	Consent of KPMG, LLP, Independent Auditors.
23.2	Consent of Brobeck, Phleger & Harrison, LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney (included on signature pages of this registration statement).

(1)
Incorporated by reference to Registrant's registration statement on Form S-1, as amended (File No. 33-74774), filed with the Commission on February 2, 1994.

(2)
Incorporated by reference to Registrant's periodic report on Form 8-K filed on September 16, 1998.

(3)
Incorporated by reference to Registrant's registration statement on Form 8-A filed on September 14, 1998 and on February 25, 1994.

(4)
Incorporated by reference to the Registrant's quarterly report on Form 10-Q filed on May 9, 2002.